Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sigma Designs, Inc. on Form S-8 of our report dated February 28, 2003 (March 10, 2003 as to Note 15), appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the fiscal year ended January 31, 2003.

/s/ Deloitte & Touche LLP

San Jose, California
July 9, 2003